UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2017

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On February 1, 2017, we consummated the previously-announced acquisition (the “Acquisition) of the issued and outstanding equity interests (the “Shares”) of Trojanlabel ApS, a Danish private limited liability company (the “Company”) by our wholly-owned Danish subsidiary, ANI ApS (the “Purchaser”), pursuant to the terms of a Share Purchase Agreement, dated January 7, 2017, as amended (the “Share Purchase Agreement”), by and among the Purchaser, Trojan Holding ApS (now known as Holdingselskabet af 20. marts 2014 ApS), a Danish private limited company, and Li Wei Chong, an individual (Trojan Holding ApS, together with Li Wei Chong, the “Sellers”). Upon consummation of the Acquisition, the Company became our wholly-owned indirect subsidiary.

Under the terms of the Share Purchase Agreement, Purchaser paid the Sellers DKK 62,886,869 (approximately $9.1 million) at closing (reflecting certain closing adjustments as provided in the Share Purchase Agreement), of which DKK 6,360,000 (approximately $900,000) was placed in escrow to secure certain post-closing working capital adjustments and the indemnification obligations of Sellers. The Sellers may be entitled to additional contingent consideration if 80% of specified earnings targets are achieved by the Company during the seven years following the closing, subject to certain closing working capital adjustments and potential offsets to satisfy the Sellers’ indemnification obligations set forth in the Share Purchase Agreement. The contingent consideration consists of potential earn-out payments to the Sellers of between DKK 32.5 million (approximately $5 million) if 80% of the specified earnings targets are achieved, DKK 40.6 million (approximately $5.8 million) if 100% of the specified earnings targets are achieved, and a maximum of DKK 48.7 million (approximately $7 million) if 120% of the specified earnings targets are achieved. The potential earn-out payments will increase proportionally from 80% up to a maximum of 120% of the earn-out amounts set forth in the Share Purchase Agreement; no greater earn-out will be paid even if the achievement is greater than 120% of the earnings targets.

The purchase price was funded from cash on hand.

On February 2, 2017, we issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated February 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: February 3, 2017	By:	/s/ John P. Jordan
John P. Jordan Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release dated February 2, 2017

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